Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2020

Q1 2020 Financial Highlights

•	Revenue: $834.4 million

•	GAAP earnings per share: $0.67

•	Non-GAAP earnings per share: $1.01

MOUNTAIN VIEW, Calif. – Feb. 19, 2020 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter fiscal year 2020. Revenue for the first quarter was $834.4 million, compared to $820.4 million for the first quarter of fiscal 2019.

“Our first quarter was a strong start to fiscal year 2020. We delivered financial results at or above our guidance targets and are reaffirming our outlook for the year,” said Aart de Geus, chairman and co-CEO of Synopsys. “Even with caution around global markets, electronics companies continue to invest in critical chip and system designs, as well as substantially increasing amounts of sophisticated software. Synopsys is uniquely positioned to enable these designs from Silicon to Software. Our innovation engine is unrelenting, and this quarter we will be introducing a number of exciting new products and differentiating capabilities. We remain on-track towards our longer-term revenue and operating margin expansion targets.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2020 was $104.1 million, or $0.67 per share, compared to $153.5 million, or $1.01 per share, for the first quarter of fiscal 2019.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2020 was $156.7 million, or $1.01 per share, compared to non-GAAP net income of $164.9 million, or $1.08 per share, for the first quarter of fiscal 2019.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2020. These financial targets do not assume any revenue from companies currently on the U.S. government’s “Entity List.” These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter and Fiscal Year 2020 Financial Targets

(in millions except per share amounts)

	Q2 FY2020		FY 2020
	Low	High	Low	High
Revenue	$820	$850	$3,600	$3,650
GAAP Expenses	$724	$758	$2,951	$3,000
Non-GAAP Expenses	$645	$665	$2,630	$2,660
Other Income (Expense)	$(3)	$(1)	$(16)	$(12)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	153	156	153	156
GAAP EPS	$0.49	$0.62	$3.68	$3.87
Non-GAAP EPS	$0.96	$1.01	$5.18	$5.25
Operating Cash Flow			$800	$825

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 7099244, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on February 26, 2020. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal year 2020 in May 2020. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter fiscal year 2020 earnings call in May 2020, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2020 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal year 2020 in its quarterly report on Form 10-Q to be filed by March 12, 2020.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of recent U.S. Tax reform legislation could materially change our projections.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on February 19, 2020 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of First Quarter Fiscal Year 2020 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2020 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2020	2019
GAAP net income	$104,061	$153,514
Adjustments:
Amortization of intangible assets	22,533	28,227
Stock compensation	51,883	38,460
Acquisition-related costs	3,777	597
Restructuring charges	8,751	(35)
Legal matters	—	(18,000)
Tax adjustments	(34,331)	(37,868)

Non-GAAP net income	$156,674	$164,895

	Three Months Ended January 31,
	2020	2019
GAAP diluted net income per share	$0.67	$1.01
Adjustments:
Amortization of intangible assets	0.15	0.18
Stock compensation	0.34	0.25
Acquisition-related costs	0.02	—
Restructuring charges	0.06	—
Legal matters	—	(0.12)
Tax adjustments	(0.23)	(0.24)

Non-GAAP diluted net income per share	$1.01	$1.08

Shares used in computing diluted net income per share amounts:	154,504	152,661

(1)	Synopsys’ first quarter of fiscal year 2020 and 2019 ended on February 1, 2020 and February 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2020 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2020
	Low	High
Target GAAP expenses	$724,000	$758,000
Adjustments:
Estimated impact of amortization of intangible assets	(23,000)	(25,000)
Estimated impact of stock compensation	(56,000)	(59,000)
Estimated impact of restructuring charges	—	(9,000)

Target non-GAAP expenses	$645,000	$665,000

	Range for Three Months Ending April 30, 2020
	Low	High
Target GAAP earnings per share	$0.49	$0.62
Adjustments:
Estimated impact of amortization of intangible assets	0.16	0.15
Estimated impact of stock compensation	0.38	0.36
Estimated impact of restructuring charges	0.06	—
Estimated impact of tax adjustments	(0.13)	(0.12)

Target non-GAAP earnings per share	$0.96	$1.01

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year October 31, 2020
	Low	High
Target GAAP expenses	$2,950,777	$2,999,777
Adjustments:
Estimated impact of amortization of intangible assets	(86,000)	(91,000)
Estimated impact of stock compensation	(222,000)	(227,000)
Acquisition-related costs	(3,777)	(3,777)
Estimated impact of restructuring charges	(9,000)	(18,000)

Target non-GAAP expenses	$2,630,000	$2,660,000

	Range for Fiscal Year October 31, 2020
	Low	High
Target GAAP earnings per share	$3.68	$3.87
Adjustments:
Estimated impact of amortization of intangible assets	0.59	0.56
Estimated impact of stock compensation	1.47	1.44
Acquisition-related costs	0.02	0.02
Estimated impact of restructuring charges	0.12	0.06
Impact of tax adjustments	(0.70)	(0.70)

Target non-GAAP earnings per share	$5.18	$5.25

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ second fiscal quarter and fiscal year will end on May 2, 2020 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the second quarter and full fiscal year 2020, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, and the expected impact of the U.S. government action on our results. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: additional administrative, legislative or regulatory action by the U.S. or foreign governments, such as the imposition of additional tariffs or export restrictions, which could further interfere with our ability to provide products and services in certain countries; the response by current or potential customers and their willingness to purchase products and services from us in the future; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investment of more resources in research and development than anticipated; product errors or defects; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of February 19, 2020. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2020	2019
Revenue:
Time-based products	$556,439	$553,716
Upfront products	150,721	130,513
Maintenance and service	127,221	136,172

Total revenue	834,381	820,401
Cost of revenue:
Products	117,784	116,620
Maintenance and service	61,915	58,829
Amortization of intangible assets	13,169	17,443

Total cost of revenue	192,868	192,892

Gross margin	641,513	627,509
Operating expenses:
Research and development	314,283	271,326
Sales and marketing	152,855	155,959
General and administrative	68,744	42,061
Amortization of intangible assets	9,364	10,784
Restructuring charges	8,751	(35)

Total operating expenses	553,997	480,095

Operating income	87,516	147,414
Other income (expense), net	12,057	(359)

Income before income taxes	99,573	147,055
Provision (benefit) for income taxes	(4,488)	(6,459)

Net income	$104,061	$153,514

Net income per share:
Basic	$0.69	$1.03
Diluted	$0.67	$1.01
Shares used in computing per share amounts:
Basic	150,244	149,288

Diluted	154,504	152,661

(1)	Synopsys’ first quarter of fiscal year 2020 and 2019 ended on February 1, 2020 and February 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2020	October 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$700,356	$728,597
Accounts receivable, net	799,078	553,895
Inventories	148,057	141,518
Income taxes receivable and prepaid taxes	21,947	24,855
Prepaid and other current assets	281,991	290,052

Total current assets	1,951,429	1,738,917
Property and equipment, net	457,527	429,532
Operating lease right-of-use assets, net	460,137	—
Goodwill	3,231,592	3,171,179
Intangible assets, net	282,145	279,374
Long-term prepaid taxes	15,515	15,503
Deferred income taxes	407,482	390,129
Other long-term assets	397,076	380,526

Total assets	$7,202,903	$6,405,160

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$355,352	$506,459
Operating lease liabilities, current	68,274	—
Accrued income taxes	18,807	15,904
Deferred revenue	1,404,729	1,212,476
Short-term debt	208,576	17,614

Total current liabilities	2,055,738	1,752,453
Operating lease liabilities, non-current	459,152	—
Long-term accrued income taxes	29,884	29,911
Long-term deferred revenue	96,712	90,102
Long-term debt	122,516	120,093
Other long-term liabilities	284,211	323,725

Total liabilities	3,048,213	2,316,284
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,202 and 150,331 shares outstanding, respectively	1,502	1,503
Capital in excess of par value	1,626,783	1,635,455
Retained earnings	3,268,205	3,164,144
Treasury stock, at cost: 7,059 and 6,930 shares, respectively	(664,352)	(625,642)
Accumulated other comprehensive income (loss)	(83,311)	(92,447)

Total Synopsys stockholders’ equity	4,148,827	4,083,013
Non-controlling interest	5,863	5,863

Total stockholders’ equity	4,154,690	4,088,876

Total liabilities and stockholders’ equity	$7,202,903	$6,405,160

(1)	Synopsys’ first quarter of fiscal year 2020 ended on February 1, 2020, and its fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$104,061	$153,514
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	52,232	51,830
Reduction of operating lease right-of-use assets	23,201	—
Amortization of capitalized costs to obtain revenue contracts	13,762	12,793
Stock compensation	51,883	38,460
Allowance for doubtful accounts	4,861	1,500
Deferred income taxes	(17,694)	(6,215)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(246,364)	(209,049)
Inventories	(5,302)	(15,827)
Prepaid and other current assets	8,697	(10,027)
Other long-term assets	(27,732)	(49,403)
Accounts payable and accrued liabilities	(132,814)	(219,099)
Operating lease liabilities	(20,979)	—
Income taxes	5,039	(41,985)
Deferred revenue	196,969	149,489

Net cash provided by (used in) operating activities	9,820	(144,019)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of long-term investments	(2,500)	—
Purchases of property and equipment	(54,605)	(29,007)
Cash paid for acquisitions and intangible assets, net of cash acquired	(75,388)	—
Capitalization of software development costs	(1,065)	(737)

Net cash used in investing activities	(133,558)	(29,744)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	196,490	185,080
Repayment of debt	(3,750)	(112,812)
Issuances of common stock	14,982	6,358
Payments for taxes related to net share settlement of equity awards	(14,242)	(10,593)
Purchase of equity forward contract	(20,000)	—
Purchases of treasury stock	(80,000)	(29,185)
Other	—	(762)

Net cash provided by financing activities	93,480	38,086
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,013	4,882

Net change in cash, cash equivalents and restricted cash	(28,245)	(130,795)
Cash, cash equivalents and restricted cash, beginning of year	730,527	725,001

Cash, cash equivalents and restricted cash, end of period	$702,282	$594,206

(1)	Synopsys’ first quarter of fiscal year 2020 and 2019 ended on February 1, 2020 and February 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Q1’20	Q1’19
Revenue by segment (3)
- Semiconductor & System Design	$748.8	$737.9
% of Total	89.7%	89.9%
- Software Integrity	$85.6	$82.5
% of Total	10.3%	10.1%

Total segment revenue	$834.4	$820.4

Adjusted operating income by segment (3)
- Semiconductor & System Design	$178.8	$195.3
- Software Integrity	$8.1	$5.6

Total adjusted segment operating income	$186.9	$200.9

Adjusted operating margin by segment (3)
- Semiconductor & System Design	23.9%	26.5%
- Software Integrity	9.4%	6.8%
Total adjusted segment operating margin	22.4%	24.5%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended January 31, 2020 (3)	Three Months Ended January 31, 2019 (3)
GAAP total operating income – as reported	$87.5	$147.4
Other expenses managed at consolidated level
-Amortization of intangible assets	22.5	28.2
-Stock compensation	51.9	38.5
-Fair value changes in executive deferred compensation plan	12.5	4.3
-Acquisition-related costs	3.8	0.6
-Restructuring	8.8	—
-Legal matters	—	(18.0)

Total adjusted segment operating income	186.9	200.9

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ first quarter of fiscal year 2020 ended on February 1, 2020, and its fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.